EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT
Set forth below are the names of subsidiaries, divisions and related organizations of ITT Inc., the respective jurisdiction in which each was organized (in the case of subsidiaries), and the name under which each does business (if other than the name of the entity itself).

Name	Jurisdiction In Which Organized	Name Under Which Performing Business
AcousticFab, LLC	Delaware
AIMCO Industries LLC	New York
Axtone Bahntechink GmbH	Germany
Axtone GmbH	Germany
Axtone HSW sp. z.o.o.	Poland
Axtone S.A.	Poland
Axtone s.r.o.	Czech Republic
Bolton Insurance Co.	New York
Bolton International RE S.C.A.	Luxembourg
Bolton International S.C.A.	Luxembourg
Bombas Bornemann S.R.L.	Argentina
Bombas Goulds de Mexico S. de R.L. de C.V.	Mexico	Goulds Pumps
Bombas Goulds de Venezuela C.A.	Venezuela	Goulds Pumps
Bombas Goulds S.A.	Argentina	Goulds Pumps
Bornemann Inc. (Canada)	Canada
Bornemann S.A. DE C.V.	Mexico
C&I QSF LLC	Delaware
Carbon Industries, Inc.	West Virginia
Computer & Equipment Leasing Corporation	Wisconsin
Distribuidora Arbos, C.A.	Venezuela	Goulds Pumps
DITTHA GmbH	Germany
Electrofilm Manufacturing Company LLC	California
Enidine Kabashiki Gaisha (Enidine Company Limited (Japan))	Japan	Enidine
EnviroTech LLC	Delaware
EP Industries Europe B.V.	Netherlands
Equipos Hidraulicos S.A.	Venezuela
European Pump Services B.V.	Netherlands
Goulds Mexico Holdings LLC	Delaware
Goulds Pumps (IPG) LLC	Delaware	Goulds Pumps
Goulds Pumps (N.Y.), Inc.	New York	Goulds Pumps
Goulds Pumps (NY), Inc. (PERU BRANCH)	Peru	Goulds Pumps
Goulds Pumps (NY), Inc., (TAIWAN BRANCH)	Taiwan
Goulds Pumps (PA) LLC	Delaware	Goulds Pumps
Goulds Pumps Administration, Inc.	New York
Goulds Pumps Canada Inc.	Canada	Goulds Pumps
Goulds Pumps Co. Ltd.	Republic of Korea	Goulds Pumps
Goulds Pumps LLC	Delaware
Goulds Pumps, LLC (GREECE BRANCH)	Greece
Goulds QSF LLC	Delaware

Name	Jurisdiction In Which Organized	Name Under Which Performing Business
Industrial Tube Company LLC	California
Industries QSF LLC	Delaware
InTelCo Management LLC	Delaware
InTelCo Properties LLC	Delaware
International Motion Control Inc.	Delaware
International Standard Electric Corporation	Delaware
International Telephone & Telegraph Corp.	Delaware
ITT (China) Investment Co. Ltd.	China
ITT (China) Investment Co. Ltd. (SHANGHAI BRANCH)	China
ITT (Shanghai) Fluid Technology Co., Ltd.	China
ITT Aerospace Controls LLC	Delaware
ITT Australia Holdings Pty Ltd	Australia
ITT Automotive Enterprises, Inc.	Delaware
ITT Blakers PTY Ltd	Australia	Blakers
ITT Blakers Unit Trust	Australia	Blakers
ITT Bombas Goulds do Brasil Ltda.	Brazil	Goulds Pumps
ITT Bornemann GmbH	Germany	Bornemann
ITT Cannon (Hong Kong) LTD	Hong Kong	Cannon
ITT Cannon (Hong Kong) LTD (TAIWAN BRANCH)	Taiwan
ITT Cannon de Mexico, S.A. de C.V.	Mexico	Cannon
ITT Cannon Electronics (Shenzhen) Co. Ltd	China	Cannon
ITT Cannon Electronics (Shenzhen) Co., Ltd.(ZHANGJIAGANG BRANCH)	China
ITT Cannon GmbH	Germany	Cannon
ITT Cannon GmbH (DENMARK BRANCH)	Denmark
ITT Cannon Korea Ltd.	Korea	Cannon
ITT Cannon LLC	Delaware	Cannon
ITT Cannon LLC (DUBAI BRANCH)	United Arab Emirates
ITT Cannon Mexico, Inc.	Delaware	Cannon
ITT Cannon Veam Italia s.r.l.	Italy	Cannon
ITT Cannon, Ltd.	Japan
ITT Community Development Corporation	Delaware
ITT Control Technologies EMEA GmbH	Germany
ITT Corporation India PVT. Ltd.	India	Goulds Pumps
ITT C'treat LLC	Delaware	C'treat Offshore
ITT Egypt LLC	Egypt
ITT Engineered Valves, LLC	Delaware
ITT Enidine Inc.	Delaware	Enidine
ITT Fluid Technology Asia Pte Ltd.	Singapore
ITT Fluid Technology International (Thailand) LTD.	Thailand	Goulds Pumps
ITT Fluid Technology International, Inc.	Delaware	Goulds Pumps
ITT Fluid Technology International, Inc. (DUBAI BRANCH)	United Arab Emirates
ITT Fluid Technology International, Inc. (RUSSIAN BRANCH)	Russia
ITT Fluid Technology S.A.	Chile	Goulds Pumps

Name	Jurisdiction In Which Organized	Name Under Which Performing Business
ITT Germany Holdings GmbH	Germany
ITT Goulds Pumps Colombia S.A.S.	Colombia	Goulds Pumps
ITT Goulds Pumps, Inc.	Delaware	Goulds Pumps
ITT High Precision Manufactured Products (Wuxi) Co., Ltd.	China
ITT Holding LLC	Delaware
ITT Holdings Czech Republic s.r.o.	Czech Republic
ITT Industries France S.A.S.	France
ITT Industries Global S.a.r.l.	Luxembourg
ITT Industries Holdings Limited	United Kingdom
ITT Industries Holdings, Inc.	Delaware
ITT Industries Limited	United Kingdom
ITT Industries Luxembourg S.a r.l.	Luxembourg
ITT Industries Rus LLC	Russia
ITT Industries Spain SL	Spain
ITT International Holdings, Inc.	Delaware
ITT International Luxembourg S.a r.l.	Luxembourg
ITT Investments Luxembourg S.a.r.l.	Luxembourg
ITT Iran S.K.	Iran
ITT Italia s.r.l.	Italy
ITT Italy Holding Srl	Italy
ITT Japan B.V.	Netherlands
ITT Korea Holding B.V.	Netherlands
ITT LLC	Indiana
ITT Manufacturing Enterprises LLC	Delaware
ITT Motion Technologies America, LLC	Delaware	KONI
ITT Motion Technologies GmbH	Germany
ITT Motion Technologies LLC	Delaware
ITT Motion Technologies Luxembourg S.a.r.l.	Luxembourg
ITT Motion Technologies Mexico, S. de R.L. de C.V	Mexico
ITT Netherlands B.V.	Netherlands
ITT Procast (Zhangjiagang) Co., Ltd.	China
ITT Saudi Co.	Saudi Arabia
ITT Technical Services S.K.	Iran
ITT Torque Systems, Inc.	Ohio
ITT Water & Wastewater U.S.A., Inc.	Delaware
ITT Water Technology (TX) LLC	Delaware
Kentucky Carbon Corporation	West Virginia
Koni BV	Netherlands	KONI
Koni France SARL	France	KONI
Koni NA LLC	Delaware	KONI
Leland Properties, Inc.	Delaware
LLMZ Kamax	Russia
PT ITT Fluid Technology Indonesia	Indonesia
Qingdao Kamax Buffer Equipment Company Ltd.	China
Rule Industries LLC	Massachusetts

Name	Jurisdiction In Which Organized	Name Under Which Performing Business
Shanghai Goulds Pumps Co. Ltd.	China
Standard Electric	Algeria
Standard Tecknik Services	Turkey
TDS Corporate Services LLC	Delaware
Venus Holdco LLC	Delaware
WAM China Ltd.	China
WC Wolverine Holdings, Inc.	Delaware
Wolverine Advanced Materials (Shanghai) Co., Ltd.	China
Wolverine Advanced Materials Asia Limited	China
Wolverine Advanced Materials GmbH	Germany
Wolverine Advanced Materials LLC (INDIA BRANCH)	India
Wolverine Advanced Materials, LLC	Delaware
Wolverine Automotive Holdings, Inc.	Delaware
Wolverine Brasil Representacao Ltda.	Brazil
Wolverine Japan KK	Japan
Wolverine Press (Changshu) Co. Ltd.	China
Wolverine/Tekno Laminates and Composites Ltda.	Brazil

* Dormant subsidiaries